Exhibit 10.1

Lockheed Martin Corporation

6801 Rockledge Drive Bethesda, MD 20817

Telephone 301-897-6208    Facsimile 301-897-6758

E-mail: john.t.lucas@lmco.com

John T. Lucas

Senior Vice President, Human Resources

Retirement Transition Agreement

February 7, 2013

Joanne M. Maguire

Lockheed Martin Corporation

Executive Vice President, Space Systems

1111 Lockheed Martin Way

Sunnyvale, California 94089

Dear Ms. Maguire:

This letter agreement (“Agreement”) confirms our discussions concerning your desire to retire, and the compensation and benefits you will receive in retirement in recognition of your contributions to the Corporation and your effective leadership of the Space Systems Company (SSC) Business Area.

1. Change in Position; Retirement. Effective April 1, 2013, you will step down voluntarily as Executive Vice President, SSC, but will remain an elected Executive Vice President of the Corporation reporting to Marillyn Hewson, Chief Executive Officer and President. As an elected officer and Executive Vice President, you will continue to be entitled to all the benefits of an Executive Vice President, subject to the terms of this Agreement. During the period from April 1, 2013 to April 30, 2013 you will assist in the orderly transition of your responsibilities and knowledge to your successor as Executive Vice President, SSC and will perform such other duties as may be assigned to you by the Chief Executive Officer and President or the Senior Vice President, Human Resources. Your employment will terminate effective at the close of business on April 30, 2013 and your retirement will be effective as of May 1, 2013, provided that you accept the terms of this Agreement and do not revoke your acceptance.

2. Benefits. In consideration of the Corporation entering into this Agreement and the benefits provided herein, you will receive the benefits set forth in this paragraph 2 (collectively, the “Benefits”). Acceptance of the terms of this Agreement, which incorporates herein by reference the release of claims attached as Addendum A (the “Second Release”), must occur no later than February 28, 2013, twenty-one (21) days following your receipt of this

EXECUTION VERSION

Joanne M. Maguire - Retirement Transition Agreement

February 7, 2013

Agreement. Provided that you accept the terms of this Agreement, do not revoke your acceptance as provided for in Paragraph 12 (c), this Agreement shall be effective and you will be eligible to receive the Benefits set forth in Paragraph 2(a), (b), (d), (e) and (f). Upon your execution, return and non-revocation of the Second Release no earlier than April 30, 2013, you will be eligible to receive the Benefits set forth in Paragraph 2(c).

(a) Compensation. You will remain on the Corporation’s payroll through April 30, 2013. During this period, you will continue to receive base pay at your current rate of $701,400 annually, with payments to be made on the Corporation’s regular pay days, less appropriate deductions for federal and state withholdings, other applicable taxes, and any lawfully authorized or required payroll deductions. On or around April 30, 2013, you will be issued a final paycheck that will include payment for all accrued but unused vacation as of April 30, 2013.

(b) Employee Benefit Plans. During the period set forth in paragraph 2(a), you may continue to participate in those employee benefit plans of the Corporation in which you currently participate, except that you will not be eligible for additional equity incentive grants or long term incentive performance awards under the Corporation’s long term incentive plans. Previous awards of equity grants and long term incentive payments will vest in accordance with the retirement provisions of the applicable plan. Except as provided for in paragraph 2(c), your active employee benefits will cease on April 30, 2013.

(c) Payment. Provided that you have signed the Second Release, no later than June 1, 2013 you will receive a payment of $1,200,000, less appropriate deductions for federal and state withholding, and other applicable taxes.

(d) Retirement and Post Employment Benefits. Following your retirement, subject to the terms and conditions of the applicable benefit plans and arrangements with the Corporation, you will be entitled to participate in those post-employment health benefits that you are eligible to receive as of the date of your retirement and will be entitled to any vested benefits you are entitled to receive under the Corporation’s retirement plans or programs in which you participate as of the date of your retirement.

(e) Early Distribution Correction. The Corporation will reimburse you for costs you incur including accounting fees, fines or penalties required by the IRS due to the selection of your 2010 tax return for audit as a result of the early distribution of a portion of your 2005-2007 Long-Term Incentive Performance Award.

(f) Nonqualified Deferred Compensation Payments. You will receive a pay-out of your nonqualified deferred compensation in accordance with your elections and the terms of the applicable documents. Any amounts due in 2013 related to your separation from service with the Corporation will be subject to a six-month delay until approximately November 1, 2013.

3. Other Compensation and Benefits. Except for the payment specified in paragraph 2(c), you agree that you will not be entitled to and will not receive any severance or termination benefits in connection with your termination of employment with the Corporation, including but not limited to severance or termination benefits under the Corporation’s existing or any future severance pay policies or plans.

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February 7, 2013

4. Employee’s Acknowledgment. You hereby affirm that you understand and acknowledge that a portion of the Benefits being provided to you by the Corporation under this Agreement are beyond any that otherwise are or would be owed to you by the Corporation, and that the Benefits are being provided to you in consideration for your entering into this Agreement, including but not limited to the Releases of Claims set forth in paragraph 9.

5. Nondisclosure. You acknowledge that during the course of your employment with the Corporation you have acquired, and may have generated, a substantial amount of information that the Corporation deems confidential and/or proprietary to the Corporation and/or subject to attorney client privilege. In addition, you have had access to certain third-party information that has been provided to the Corporation on a confidential basis. You agree that you may not use or disclose or allow the use or disclosure by others of any Corporation confidential, proprietary or attorney client privileged information, or any information of others provided to the Corporation on a confidential basis, without the prior express written consent of the Corporation.

6. Disclosure of this Agreement. You understand and agree that the Corporation is required to disclose the existence and terms of this Agreement, and to file a copy of this Agreement with the Securities and Exchange Commission as an exhibit to its periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You consent to any such disclosure and filings deemed necessary or appropriate and made by the Corporation under the Exchange Act and pursuant to any other laws or regulations.

7. Non-Disparagement. You agree that you will not make any statements, whether verbal or written, that disparage or may reasonably be interpreted to disparage the Corporation or its stockholders, directors, officers, employees, agents, attorneys, representatives, technology or products with respect to any matter whatsoever. The Corporation agrees not to make any statements, whether verbal or written, that disparages or may reasonably be interpreted to disparage you or your performance as an officer and employee of the Corporation. You and the Corporation acknowledge and agree that neither this provision nor any other provision of this Agreement affects your obligations or the Corporation’s obligations to cooperate with any government investigation or to respond truthfully to any lawful governmental inquiry or to give truthful testimony in court.

8. Cooperation in Litigation and Investigations. You agree and covenant that you will, to the extent reasonably requested by the Corporation, cooperate with the Corporation in any pending or future litigation or investigations in which the Corporation or any of its subsidiaries or affiliates is a party and regarding which you, by virtue of your employment with the Corporation or any of its subsidiaries or affiliates, have knowledge or information relevant to the litigation or investigation. You further agree and covenant that, in any such litigation or investigation, you will, without the necessity of a subpoena, provide truthful testimony relevant to the litigation or investigation in any jurisdiction in which the Corporation requests. The Corporation will reimburse you for reasonable expenses incurred by you in complying with this paragraph 8 to the extent such expenses are incurred on or after April 30, 2013 provided that the Corporation has authorized the incurrence of such expenses in advance.

9. Release. In consideration of the Benefits being provided to you under this Agreement, which, absent this Agreement, a portion of which you otherwise would not be entitled to receive, you, on behalf of yourself, your heirs, estate, executors, administrators, representatives, successors and assigns, and anyone claiming to be acting on your behalf or in your interest, hereby irrevocably and unconditionally release, acquit and forever discharge the Corporation, its affiliates, subsidiaries, benefit plans, related companies, partnerships and joint

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ventures, and their former, current and future officers, directors, shareholders, partners, employees, fiduciaries, agents, attorneys, insurers and representatives, whether acting in their individual or official capacities, and all persons acting by, through, or in concert with any of them, and all their predecessors, successors and assigns (all of which are hereinafter collectively referred to as the “Released Parties”), from any and all claims, demands, losses, liabilities, and causes of action or similar rights of any type arising or accruing on or before the date this Agreement is executed (whether known or unknown), as a result of or because of any act, omission, or failure to act by the Released Parties, including but not limited to those arising out of or relating in any way to your employment by, association with, or termination of employment with the Corporation (hereinafter collectively referred to as “Claims”). THIS IS A GENERAL RELEASE, subject only to the specific exceptions set forth in subparagraphs 9(b), (c) and (d).

(a) These claims include, but are not limited to, any claims for monetary damages or penalties, wages, bonuses, commissions, unused sick pay, severance or similar benefits, expenses, attorneys’ fees or other indemnities, or other personal remedies or damages sought in any legal proceeding or charge filed with any court by you or by a person claiming to act on your behalf or in your interest under Title VII of the Civil Rights Act of 1964, the Ledbetter Fair Pay Act, Executive Orders 11246 and 11141, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Age Discrimination in Employment Act (“ADEA”), including but not limited to the Older Workers Benefit Protection Act (“OWBPA”), except as it relates to the validity of this release under the ADEA as amended by the OWBPA, the Americans with Disabilities Act, as amended, the Rehabilitation Act of 1973, the Equal Pay Act, the Immigration Reform and Control Act, the Uniformed Services Employment and Reemployment Rights Act, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Workers’ Adjustment and Retraining Notification Act, the California Wage Theft Prevention Act, and the California Labor Code. Unless otherwise prohibited by law, the Claims released include, but are not limited to, claims arising under any other federal, state, or local laws or causes of action restricting an employer’s right to terminate employees, or otherwise regulating employment, including, but not limited to, any federal, state, or local laws or causes of action enforcing express or implied employment contracts or covenants; any other federal, state, or local laws or causes of action providing relief for alleged wage and hour violations; wrongful discharge; breach of any contract, including any and all tort claims, including but not limited to, physical or personal injury in any way related to your employment or termination of employment; emotional distress or stress claims in any way related to your employment or termination of employment; intentional or negligent infliction of emotional distress; fraud, intentional or negligent misrepresentation, defamation, invasion of privacy; violation of public policy and similar or related claims and any and all claims arising under common law. The Claims released include claims that in any way are brought by or on behalf of the government, whether or not the government joins the action such as the in case of a qui tam, as well as any claims seeking monetary or other remedies for you, directly or indirectly, that in any way are brought through a class or representative action.

EXECUTION VERSION

Joanne M. Maguire - Retirement Transition Agreement

February 7, 2013

WAIVER OF UNKNOWN CLAIMS. I acknowledge that there is a risk that subsequent to the execution of this Release, I may incur or suffer damage, loss, or injury to my person or property that is in some way caused by or connected with my employment, or my separation/termination from employment, but that is unknown or unanticipated at the time of the execution of this Release. The releases contained herein shall and do apply to all unknown and unanticipated results or any and all matters caused by or connected with my employment or termination therefrom, as well as those currently known or anticipated. Accordingly, I acknowledge that I have read the provisions of the California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I acknowledge that Section 1542 gives me (the “Creditor” in the capitalized text quoted above) the right not to release existing claims against the Corporation (the “Debtor” in the capitalized text quoted above) of which I am not now aware, unless I voluntarily choose to waive this right. Having read this Section 1542, I nevertheless hereby voluntarily and knowingly waive the rights described in Section 1542, and elect to release all claims that now exist in my favor, whether known or unknown, arising from the subject matter of this Release and my employment with the Corporation.

(b) Without limiting the generality of the foregoing, you agree not to file any lawsuit seeking monetary damages for yourself and asserting any claims that are lawfully released in paragraph 9(a). You further hereby irrevocably and unconditionally waive any and all rights to recover any relief and damages concerning the claims that are lawfully released in paragraph 9(a).

(c) Notwithstanding the foregoing, you are not releasing (1) your right to enforce this Agreement; (2) any rights to benefits you may have under the Corporation’s retirement plans or programs, or compensation plans to include, but not limited to, equity grants, LTIP and deferred compensation plans; (3) any claims arising under any Federal or state securities laws that you may have as a stockholder of the Corporation; (4) any claims for unemployment compensation; (5) any claims under applicable workers’ compensation laws; (6) any claims solely relating to the validity of this Release of Claims under the ADEA, as amended, (7) any indemnification rights, under the same eligibility rules, as afforded to all other current or former officers of the Corporation pursuant to the Corporation’s bylaws and/or applicable state law; (8) your right to file a charge with the U.S. Equal Employment Opportunity Commission or any similar state or local government agency; or (9) any other claims that cannot be lawfully released or waived by an employee (e.g., wage claims if wages have not been fully paid).

(d) No Federal, state or local government agency is a party to this Agreement, and none of the provisions of this Agreement restrict or in any way affect a government agency’s authority to investigate or seek relief in connection with any of the Claims. However, if a government agency were to pursue any matters falling within the Claims, which it is free to do, you and the Corporation agree that, as between you and the Corporation, this Agreement will control as the exclusive remedy and full settlement of all such Claims by you for money damages. The Agreement is a binding contract between two private parties—you and the Corporation. Therefore, the Agreement affects the two parties’ rights only, with no impact on any government agency.

(e) You hereby represent and warrant that you have not previously filed or joined in any Claims released herein against any of the Released Parties or assigned any Claims described in this Release to any third parties. You affirm that you have been paid and/or have received all compensation, wages, penalties, and/or benefits to which you are entitled and that no other compensation, wages, penalties, and/or benefits are due, except as otherwise provided

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Joanne M. Maguire - Retirement Transition Agreement

February 7, 2013

in this Release. You affirm furthermore that you have no known injuries arising out of or in the course of your employment with the Corporation, and you have been provided and/or have not been denied leave requested under the Family and Medical Leave Act or any equivalent state statute or local ordinance.

10. Corporation. For the purposes of this Agreement, the term “Corporation” or “Lockheed Martin” includes the Corporation and its affiliates as well as the predecessors and successors of the Corporation and their affiliates.

11. Entire Agreement. The understandings set forth in this Agreement represent the entire agreement between you and the Corporation with respect to the matters contained herein. Neither you nor the Corporation has relied upon any other agreements, understandings or representations. This Agreement supersedes any prior agreements or representations between you and the Corporation as to the subject matter contained herein. The Agreement may not be altered or modified except by mutual agreement between you and the Corporation, evidenced in writing and executed by both you and the Corporation and specifically identified as an amendment to this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland, without giving effect to the conflict of law provisions thereof.

You represent and acknowledge that, other than as expressly set forth in this Agreement, in executing this Agreement you are not relying upon any representation or statement made by any officer, director, employee, agent or other representative of the Corporation with regard to the subject matter, basis or effect of this Agreement.

12. Review and Revocation Rights. By signing below, you acknowledge that:

(a) You have been advised by the Corporation to consult with an attorney prior to executing this Agreement. You have requested and received from the Corporation any information that you need in order to make a knowing and voluntary release of all Claims;

(b) You understand that you can take up to 21 days to consider this Release. To the extent you have signed this Release prior to the expiration of the 21 days, you hereby waive your right to the balance of such period of consideration and acknowledge and represent that your waiver of such period is knowing and voluntary and has not been induced by the Corporation; and

(c) You understand that you have seven days following signing of this Agreement to revoke it, and that the Agreement will not become effective until the seven-day revocation period has expired without your revocation of this Agreement. You further understand and acknowledge that to be effective, any revocation must be in writing and either personally delivered to the Corporation, care of John T. Lucas, Senior Vice President, Human Resources or sent by certified mail, return receipt requested to Mr. John T. Lucas at 6801 Rockledge Drive, Bethesda, Maryland 20817, by 5:00 p.m., Bethesda, Maryland time, on or before the eighth calendar day after you sign this Agreement.

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Joanne M. Maguire - Retirement Transition Agreement

February 7, 2013

By signing below, you acknowledge that you have read the terms of this Agreement, fully understand the terms and their effect, are voluntarily agreeing to those terms of your own free will, and intend to be legally bound. Please return this Agreement to me no later than February 28, 2013.

Sincerely,

John T. Lucas

THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS, PLEASE READ CAREFULLY BEFORE SIGNING.

Agreed to:

/s/ Joanne M. Maguire
Name: Joanne M. Maguire	Date: February 8, 2013

ADDENDUM

Second Release of Claims

In consideration of the payment set forth in paragraph 2(c) being provided to you under the terms of the February 7, 2013 Agreement between Lockheed Martin Corporation (“Corporation”) and Joanne M. Maguire, concerning the separation of your employment from the Corporation (the “Agreement”), which, absent the Agreement, you otherwise would not be entitled to receive, on behalf of your heirs, estate, executors, administrators, representatives, successors and assigns, and anyone claiming to be acting on your behalf or in my interest, hereby irrevocably and unconditionally release, acquit and forever discharge the Corporation, its affiliates, subsidiaries, benefit plans, related companies, partnerships and joint ventures, and their former, current and future officers, directors, shareholders, partners, employees, fiduciaries, agents, attorneys, insurers and representatives, whether acting in their individual or official capacities, and all persons acting by, through, or in concert with any of them, and all their predecessors, successors and assigns (all of which are hereinafter collectively referred to as the “Released Parties”), from any and all claims, demands, losses, liabilities, and causes of action or similar rights of any type arising or accruing on or before the date this Second Release of Claims executed (whether known or unknown), as a result of or because of any act, omission, or failure to act by the Released Parties, including but not limited to, those arising out of or relating in any way to your employment by, association with, or separation of employment from the Corporation (hereinafter collectively referred to as “Claims”). THIS IS A GENERAL RELEASE, subject only to the specific exceptions set forth in subparagraphs (b), (c) and (d) below.

(a) These claims include, but are not limited to, any claims for monetary damages or penalties, wages, bonuses, commissions, unused sick pay, severance or similar benefits, expenses, attorneys’ fees or other indemnities, or other personal remedies or damages sought in any legal proceeding or charge filed with any court by you or by a person claiming to act on your behalf or in your interest under Title VII of the Civil Rights Act of 1964, the Ledbetter Fair Pay Act, Executive Orders 11246 and 11141, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Age Discrimination in Employment Act (“ADEA”), including but

EXECUTION VERSION

Joanne M. Maguire - Retirement Transition Agreement

February 7, 2013

not limited to the Older Workers Benefit Protection Act (“OWBPA”), except as it relates to the validity of this release under the ADEA as amended by the OWBPA, the Americans with Disabilities Act, as amended, the Rehabilitation Act of 1973, the Equal Pay Act, the Immigration Reform and Control Act, the Uniformed Services Employment and Reemployment Rights Act, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Workers’ Adjustment and Retraining Notification Act, the California Wage Theft Prevention Act, and the California Labor Code. Unless otherwise prohibited by law, the Claims released include, but are not limited to, claims arising under any other federal, state, or local laws or causes of action restricting an employer’s right to terminate employees, or otherwise regulating employment, including, but not limited to, any federal, state, or local laws or causes of action enforcing express or implied employment contracts or covenants; any other federal, state, or local laws or causes of action providing relief for alleged wage and hour violations; wrongful discharge; breach of any contract, including any and all tort claims, including but not limited to, physical or personal injury in any way related to your employment or termination of employment; emotional distress or stress claims in any way related to your employment or termination of employment; intentional or negligent infliction of emotional distress; fraud, intentional or negligent misrepresentation, defamation, invasion of privacy; violation of public policy and similar or related claims and any and all claims arising under common law. The Claims released include claims that in any way are brought by or on behalf of the government, whether or not the government joins the action such as the in case of a qui tam, as well as any claims seeking monetary or other remedies for you, directly or indirectly, that in any way are brought through a class or representative action.

WAIVER OF UNKNOWN CLAIMS. I acknowledge that there is a risk that subsequent to the execution of this Release, I may incur or suffer damage, loss, or injury to my person or property that is in some way caused by or connected with my employment, or my separation/termination from employment, but that is unknown or unanticipated at the time of the execution of this Release. The releases contained herein shall and do apply to all unknown and unanticipated results or any and all matters caused by or connected with my employment or termination therefrom, as well as those currently known or anticipated. Accordingly, I acknowledge that I have read the provisions of the California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I acknowledge that Section 1542 gives me (the “Creditor” in the capitalized text quoted above) the right not to release existing claims against the Corporation (the “Debtor” in the capitalized text quoted above) of which I am not now aware, unless I voluntarily choose to waive this right. Having read this Section 1542, I nevertheless hereby voluntarily and knowingly waive the rights described in Section 1542, and elect to release all claims that now exist in my favor, whether known or unknown, arising from the subject matter of this Release and my employment with the Corporation.

(b) Without limiting the generality of the foregoing, you agree not to file any lawsuit seeking monetary damages for yourself and asserting any claims that are lawfully released in this Second Release of Claims. You further hereby irrevocably and unconditionally waive any and all rights to recover any relief and damages concerning the claims that are lawfully released in this Second Release of Claims.

Joanne M. Maguire - Retirement Transition Agreement

February 7, 2013

(c) Notwithstanding the foregoing, you are not releasing: (1) your right to enforce this Agreement; (2) any rights to benefits you may have under the Corporation’s retirement plans or programs, or compensation plans including, but not limited to, equity grants LTIP and deferred compensation plans; (3) any claims arising under any Federal or state securities laws that you may have as a stockholder of the Corporation; (4) any claims for unemployment compensation; (5) any claims under applicable workers’ compensation laws; (6) any claims solely relating to the validity of this Release of Claims under the ADEA, as amended, (7) any indemnification rights, under the same eligibility rules, as afforded to all other current or former officers of the Corporation pursuant to the Corporation’s bylaws and/or applicable state law; (8) your right to file a charge with the U.S. Equal Employment Opportunity Commission or any similar state or local government agency; (or) any other claims that cannot be lawfully released or waived by an employee (e.g., wage claims if wages have not been fully paid).

(d) No Federal, state or local government agency is a party to the Agreement or this Second Release of Claims, and none of the provisions of the Agreement or this Second Release of Claims restricts or in any way affects a government agency’s authority to investigate or seek relief in connection with any of the Claims. However, if a government agency were to pursue any matters falling within the Claims, which it is free to do, the Corporation and you agree that, as between the Corporation and you, the Agreement and this Second Release of Claims will control as the exclusive remedy and full settlement of all such Claims by me for money damages. The Agreement and this Second Release of Claims are binding agreements between two private parties - you and the Corporation. Therefore, the Agreement and this Second Release of Claims affect the two parties’ rights only, with no impact on any government agency.

(e) You hereby represent and warrant that you have not previously filed or joined in any Claims released herein against any of the Released Parties or assigned any Claims described in this Second Release of Claims to any third parties. You affirm that you have been paid and/or have received all compensation, wages, and/or benefits to which you are entitled and that no other compensation, wages, and/or benefits are due me, except as provided in the February 7, 2013 agreement. You further affirm that you have no known injuries arising out of or in the course of my employment with the Corporation, and that I have been provided and/or have not been denied leave requested under the Family and Medical Leave Act or any equivalent state statute or local ordinance.

THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS, PLEASE READ CAREFULLY BEFORE SIGNING.

Accepted and agreed to as of this      day of             2013.

Joanne M. Maguire